Exhibit 10.1










                            DATED as of April 1, 2006

                              EMPLOYMENT AGREEMENT






           METROMEDIA INTERNATIONAL TELECOMMUNICATIONS SERVICES, INC.





                                       AND







                                    DAVID LEE



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                                                                    Exhibit 10.1

DATED AS OF  April 1,  2006

PARTIES

(1) Metromedia International Telecommunications Services, Inc., a Delaware corporation, with its principal office at 8000 Tower Point Drive, Charlotte, NC 28227 (the "Company"); and

(2) David Lee, a citizen of the United Kingdom, residing at Copper Beeches Field Road, Stroud, England GL5 2JA, passport (1) 740130692 (the "Employee").



INTERPRETATION

(1) In this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out below:


           the Board                                 the  board of  directors  of the  Company  or the
                                                     board of  directors of  Metromedia  International
                                                     Group,  Inc., as the case may be  (including  any
                                                     committee of the Board);

           the Commencement Date                     March 3, 2006;

           Confidential Information                  shall have the meaning given in Section 7.2;

           Designated Company                        shall have the meaning given in Section 1.3;

           Documents                                 documents, disks, memory, notebooks, tapes or any
                                                     other medium, whether or not eye-readable, on which
                                                     information may from time to time be recorded;

           Group Company                             the  Company and any  company  which  directly or
                                                     indirectly  controls,  is  controlled  by,  or is
                                                     under   common    control   with   the   Company,
                                                     including    without    limitation,    Metromedia
                                                     International     Group,     Inc.,     Metromedia
                                                     International  Telecommunications  Inc. ("MITI"),
                                                     Metromedia  Georgia  Holdings,  Inc.,  and any of
                                                     their respective affiliates or subsidiaries;

           Inventions                                shall have the meaning given in Section 8.2;

           Key Employee                              any  individual  who is (or was in the 12  months
                                                     period prior to the  Termination  Date)  employed
                                                     in  either  (a)  an   executive   or   management
                                                     capacity;  or (b) a  capacity  in which he or she
                                                     has   access   to   or   obtained    confidential
                                                     information,  but (for the  avoidance  of  doubt)
                                                     not  including  any  employee  whose  duties  are
                                                     purely  administrative  or  clerical  or  who  is
                                                     employed in a support capacity;

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

           MIG                                       Metromedia International Group, Inc.;

           Net Salary                                shall mean the salary  received  by the  Employee
                                                     pursuant  to  an  employment  agreement  with  an
                                                     individual  Group Company or  Designated  Company
                                                     less  any   withholding   taxes  or  other  items
                                                     required  to be  deducted  by such Group  Company
                                                     or  Designated  Company  pursuant  to the laws of
                                                     the  country in which he is  rendering  services.
                                                     The  Employee  hereby  consents  to the making of
                                                     all such  deductions  and  agrees to repay to the
                                                     Company   and/or  any  other  Group   Company  or
                                                     Designated  Company as applicable,  promptly upon
                                                     demand  any  amount  which  the  Company  or such
                                                     other Group  Company or  Designated  Company,  as
                                                     the  case   may  be,   failed   for  any   reason
                                                     whatsoever  to deduct  from any  payment  made to
                                                     the Employee;

           Permitted Interest                        an  interest  in (i) any class of shares or other
                                                     securities  of any company  which are traded on a
                                                     recognized  stock  exchange  which amounts to not
                                                     more than five  percent  of such  class of issued
                                                     shares  or   securities  or  (ii)  any  regulated
                                                     mutual fund or authorized unit trust;

           Place of Employment                       shall have the meaning given in Section 1.2;

           Pre-Termination Period                    the  period of six months  immediately  preceding
                                                     the Termination Date;

           Prior Inventions                          shall have the meaning given in Section 8.1;

           Supervisor                                the  Chief   Executive   Officer  of   Metromedia
                                                     International Group, Inc.;

           Term                                      shall mean the term of this Agreement;

           Termination                               Date the date of termination or expiration
                                                     of this Agreement howsoever occurring.


(2) The expressions "subsidiary" and "affiliate" have the meanings given to them under the laws of the State of New York.


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(3)      References to any legislation are to be construed as referring also to any enactment or re-enactment thereof (whether before or after the date hereof) and to any previous enactment which such enactment has replaced (with or without amendment provided that the amendment does not change the law as at the date hereof) and to any regulation or order made thereunder.


OPERATIVE PROVISIONS

1        Title, Job Description, etc.

1.1 The Company shall employ the Employee and the Employee shall serve the Company as its Vice President of Georgian Operations with the immediate and exclusive duty being to serve as General Director of Magticom, Ltd. The Company reserves the right to change the Employee's title and duties from time to time.

1.2 The Employee shall be principally based at the offices of Magticom Ltd., a subsidiary of Metromedia Georgia Holdings, Inc. located in Tbilisi, Georgia ("Place of Employment") but shall be required to attend and work at any location (whether within or outside the Commonwealth of Independent States or the United States) on a temporary basis as reasonably required of him from time to time.

1.3 The Company may require the Employee to enter into one or more separate employment agreements with individual Group Companies, where this is necessary to enable the Employee to more effectively perform services for such Group Company (any such company a "Designated Company"). In the event of any conflict between the terms of this Agreement and any such other agreement, this Agreement shall control.

1.4 The hours of work of the Employee are not fixed but are the usual working hours at the location at which the Employee is principally based or, if applicable, at which he may be working and such additional hours as may be necessary to enable him to properly discharge his duties.

1.5 The terms of this Agreement shall include and the Employee shall be bound by the MIG Corporate Policies Handbook, as it may be amended or supplemented from time to time, except to the extent inconsistent with this Agreement. In the event of any inconsistency between the terms of such Corporate Policies and this Agreement, the terms of this Agreement shall govern.

1.6 The Employee hereby acknowledges that, because his compensation is calculated based on the U.S. Dollar, it is not subject to indexation, cost of living, exchange rate or any such other adjustments.

1.7 The Employee represents and warrants that he is not a party to any agreement, contract (whether of employment or otherwise) or understanding which would in any way restrict or prohibit the Employee from entering into this Agreement or performing any of his duties in accordance with this Agreement.


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2        Period of Engagement

2.1 The Term shall commence on the Commencement Date and will continue until terminated: (i) by either party giving to the other not less than one month's notice in writing or (ii) pursuant to the provisions of
         Section 12.1 hereof. If the Employee gives notice under this Agreement, he must also simultaneously give notice to and terminate his employment relationship with any other Group Company with which he has signed an employment agreement.

2.2 Neither the Company nor any other Group Company shall be obliged to provide work for the Employee at any time after notice of termination of this Agreement shall have been given by (i) either Party pursuant to
         Section 2.1 or (ii) the Company pursuant to Section 12.1, and, in the event such notice is given, the Company may, in its discretion, take any one or more of the following steps:

                      (a) require the Employee to comply with such conditions as it may specify in relation to remaining at, or remaining away from, the place(s) of business of the Company or any other Group Company;

                      (b) assign the Employee to other duties; or

                      (c) withdraw any powers vested in, or duties assigned to, the Employee.


3        Duties

3.1 During the term of this Agreement, in addition to the specific assignments set forth in Schedule I hereto, the Employee shall have the following duties and obligations:

                      (a) to serve the Company and other Group Companies by performing such services and carrying out such duties as may be assigned to him from time to time by his Supervisor;

                      (b) to use his best endeavors at all times to represent the Company and other Group Companies and to promote the interests and welfare and maintain the goodwill of the Company and other Group Companies, and not to do, and to exercise all reasonable endeavors to prevent there being done, anything which may be prejudicial or detrimental to the Company or any other Group Company;

                      (c) to faithfully and diligently perform his duties and to exercise and carry out such powers and functions as may from time to time be vested in him;

                      (d) to devote the whole of his working time and the full benefit of his professional knowledge, expertise and skills to the proper performance of his duties (unless on vacation as permitted by this Agreement or prevented by ill health or accident);

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

                      (e) to give (in writing if so requested) to his Supervisor or such other person(s) as may be notified to him, such reports, information and explanations regarding (i) the affairs of the Company and/or any other Group Company, or
                      (ii) other matters relating to this Agreement as may be usual or may be specifically required of him; and

                      (f) to comply with (i) any applicable Company policy relating to dealings in securities of the Company or securities of any other Group Company, (ii) all applicable rules and regulations from time to time laid down by the Company concerning its employees generally with prospective effect only, and (iii) all lawful directions given to him from time to time by the his Supervisor or the Board.

3.2 Subject to the provisions of Section 3.1, the Employee shall have such powers and responsibilities in conducting the business of the Company and/or any other Group Company in the ordinary course as may from time to time be delegated to the Employee. These powers and responsibilities may be changed or withdrawn from time to time and such changes shall be immediately communicated to the Employee.

4        Salary, Benefits, Expenses and Foreign Allowance

4.1 The Company shall pay the Employee for the proper performance of his duties during the term of this Agreement a monthly salary of $19,166.67 ($230,000 on an annualized basis) (the "Salary"), adjusted as set forth in this Section 4.1. Any Net Salary or other compensation, including compensation as a director, that the Employee receives from any other Group Company or Designated Company, including but not limited to Magticom, Ltd., with which the Employee enters into an employment agreement as contemplated by Section 1.4, will be offset against the Salary receivable under this Agreement, thereby reducing the Salary payable under this Agreement by the amount received from such other Group Company or Designated Company. Notwithstanding the foregoing, performance bonuses, if any, paid by Magticom Ltd. to the Employee pursuant to an employment agreement between the Employee and Magticom Ltd. will not be offset against Salary.

         If the Company gives notice to the Employee under Section 2.1 other than for an event described in Section 12.1, the Company or MITI will pay the Employee severance in the amount of US $230,000 offset for any severance paid to the Employee by Magticom Ltd. or any other Group Company or Designated Company in connection with the simultaneous termination of his employment agreement with Magticom Ltd. or such Group Company or Designated Company, as the case may be.

4.2      The Salary will:

                      (a) be payable in equal monthly installments in arrears by not later than the last working day of each month;

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                      (b) be payable in lieu of any other fees or remuneration
                      of any description which the Employee might be entitled to (or may in fact receive) from the Company (and the Employee shall, at the discretion of the Board, either waive his right to any such fees or remuneration or deliver the same to the Company forthwith upon receipt); and

                      (c) be subject to set-off by the Company from time to time in respect of any liability of the Employee to the Company or any other Group Company.

4.3 All payments to the Employee hereunder shall be subject to deduction for withholding taxes or other items required to be deducted by an employer pursuant to the laws of the country of which the Employee is a citizen or resident and/or in which he is rendering services, as applicable. The Employee hereby consents to the making of all such deductions and agrees to repay to the Company and/or any other Group Company as applicable, promptly upon demand any amount which the Company or such other Group Company, as the case may be, failed for any reason whatsoever to deduct from any payment made to the Employee.

4.4 The Employee shall be promptly reimbursed for all necessary and reasonable business expenses he incurs in the performance of his duties hereunder, including, without limitation, all business travel-related expenses.

4.5 The Employee shall be eligible to receive awards of stock options under an incentive stock option plan of MIG as may be determined by the Board of MIG.

4.6 Except for the payment of Salary as described in Section 4.1, the participation in the stock option plan as described in Section 4.6, the payment of foreign living expenses as described in this Section 4.7 and the payment of relocation expenses as described in Section 4.8 below, the Employee shall not be entitled to any other compensation or benefits from the Company during the term of this Agreement, including benefits that are available to other employees of the Company or MITI. For any period during the Term that the Company requires the Employee to be domiciled in Tbilisi, Georgia, Company shall:

                      (a) shall pay the employee the amount of $1,500 per month to cover the Employee's housing and other foreign living expenses;

                      (b) shall reimburse the Employee, upon presentation of appropriate documentation, for the Employee's medical insurance, provided that such reimbursement shall not materially exceed the cost incurred by the Company for providing similar medical insurance;

                      (c) shall reimburse the Employee once every three months of his employment hereunder, upon presentation of appropriate documentation, for one round-trip coach class airline ticket between Tbilisi and London.

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4.7      The Company shall not reimburse any expenses of the Employee in connection with his relocation from Tbilisi, Georgia upon expiration of the Term of this Agreement however occurring.

4.8 During the Term, the Company shall pay or otherwise offset the Employee's personal tax obligations in respect of Salary and other compensation payable hereunder in Georgia, plus the costs of making any tax filings and returns of Georgia. To effect the foregoing provision, the Company shall at its expense retain a tax specialist qualified in Georgian taxes to prepare and file the Employee's Georgian tax return. The Company shall promptly pay when due all actual Georgian taxes due from the Employee for Salary and all other compensation hereunder, including tax payments made to or on behalf of the Employee; provided, however, that the Company shall not be required to pay any tax penalties if the reason for the Company's failure to make timely payments of Georgian taxes is attributable to the Employee's failure to promptly provide the Company with the information needed to compute his Georgian taxes. Any and all tax refunds received by the Employee from the Georgian government in connection with such tax filings shall be promptly returned by the Employee to the Company. At the end of the Term, the Company shall, as described above, pay or otherwise offset the Employee's personal tax obligations in Georgia in respect of Salary and other compensation paid to him during the Term, but the Employee shall be solely responsible for any and all personal tax obligations incurred by him after the Term in Georgia or in any other tax jurisdiction. For the avoidance of doubt, the Employee shall be solely responsible for his personal taxes in the United Kingdom and in all other tax jurisdictions.


5        Vacation and Holiday

         A period of absence for vacation or holidays is not provided under this Agreement. However, salary shall be paid for periods during which the Employee performs no services on account of vacation, holidays and personal days as shall be set forth in an employment agreement between the Employee and a Designated Company.


6        Restrictions upon Other Activities

6.1. The Employee shall not (a) during the term of this Agreement carry on or be concerned, engaged or interested directly or indirectly (whether as a principal, shareholder, partner, financier, employee, consultant, director, officer, agent or otherwise) in any trade or business other than that of the Company or any other Group Company, and shall not engage in any other activity which the Company reasonably considers may impair his ability to perform his duties under this Agreement; and
         (b) for a period of the greater of (i) six months following the Termination Date and (ii) any period during which the Employee receives remuneration hereunder following the Termination Date, carry on or be concerned, engaged or interested directly or indirectly (whether as a principal, shareholder, partner, financier, employee, consultant, director, officer, agent or otherwise) in any trade or business which is in competition with the business of the Company or any other Group Company carried on at the Termination Date in any country in which the Company or such Group Company (or any entity in which such Group Company has a greater than 10% economic interest) operates; provided that the foregoing shall not apply to the holding of a Permitted Interest.


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6.2.     The Employee shall not during the term of this Agreement and for a period of six months thereafter (except in a purely social capacity, for the legitimate business interests of his then-current employer or with the prior written consent of the Board) make any contact, whether formal or informal, written or oral, with any past, current or prospective suppliers, customers or clients of the Company or any other Group Company with whom the Employee has had business dealings at any time during the term of this Agreement (including but not limited to, for the purposes of setting up a competing business or seeking employment).


6.3. The Employee shall not during the Term and for a period of six months thereafter either on his own behalf or on behalf of any person, firm or company:

                      (a) solicit, approach or deal with, offer goods or services to, accept custom from, or entice away any person, firm or company who was a client or customer of the Company or any other Group Company during the term of this Agreement, and with whom the Employee has been actively engaged or involved by virtue of his duties hereunder during the Pre-Termination Period; or

                      (b) solicit, approach or deal with, or offer goods or services to, or entice away from the Company or any other Group Company, or interfere with any person, firm or company who was a supplier, sales agent or distributor of the Company or any other Group Company during the term of this Agreement and in each case with whom the Employee has been actively engaged or involved by virtue of his duties hereunder during the Pre-Termination Period;

         provided that nothing contained in sub-sections (a) and (b) above shall prohibit the Employee from carrying out any activities which are not in direct competition with any part of the business of any Group Company with which the Employee was involved in during the Pre-Termination Period.

6.4 The Employee shall not during the term of this Agreement and for a period of six months thereafter either on his own behalf or on behalf of any person, firm or company:

                      (a) approach, solicit, hire or endeavor to entice away from the Company or any other Group Company any Key Employee of the Company or such Group Company, or discourage from being employed by the Company or such Group Company any person who, to the knowledge of the Employee, is a prospective Key Employee of the Company or such Group Company; or

                      (b) employ or procure another person to employ any such person.

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6.5.     The Employee (who acknowledges that, in the Term, he is likely to have dealings with the clients, customers, suppliers and other contacts of the Company and the other Group Companies) agrees that each of the restrictions in this Section 6 is separate and distinct, is to be construed separately from the other restrictions, and is reasonable as regards its duration, extent and application for the legitimate business interests of the Company and the other Group Companies. However, in the event that any such restriction shall be found to be void or unenforceable but would be valid and enforceable if some part or parts of it were deleted or revised, the Employee agrees that such restriction shall apply with such deletions and/or revisions as may be necessary to make it valid and effective.

7        Confidential Information

7.1 "Confidential Information" is used herein to mean any information that pertains to or is in any way connected with the Company or any Group Company, including explicitly and without limitation any such information created or discovered by the Employee during the Term. Confidential Information shall include but not be limited to items set forth in clauses (a) through (d) immediately following.

                      (a) Business plans, trade secrets, processes, formulas, data, know-how, inventions, improvements, techniques, plans, strategies, forecasts, contracts, agreements, employee lists, customer lists and suppliers lists.

                      (b) Information and data pertaining to any aspect of the Company's or any Group Company's developmental, financial, technical, marketing, sales or operating activities, or to the Company's or any Group Company's organization, results, performance, costs, revenues, procedures, processes, systems or employees.

                      (c) Computer programs and data bases and any information pertinent to the design or operation of computer programs and data bases acquired, developed, sold or used by the Company or any Group Company or its employees; and information or data pertinent to any programming techniques or processes connected with these computer programs or data bases.

                      (d) Documentation, samples, models or prototypes, or parts thereof developed by or in conjunction with any marketing, sales or operational program undertaken by the Company or any Group Company.

         Without limitation to the foregoing, information or data shall be considered as Confidential Information in connection herewith whenever the confidential or proprietary status of the information or data is indicated orally or in writing by the disclosing party, or in any context in which the disclosing party reasonably communicated or the receiving party should reasonably have understood that the information or data should be treated as confidential, whether or not the specific words "confidential" or "proprietary" are used.

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7.2      The Employee acknowledges that:

                    (a) He holds a senior management position with the Company and, in connection with his performance of the services hereunder, he will acquire and make use of Confidential Information;

                    (b) Such Confidential Information constitutes a unique and valuable asset of the Company;

                    (c) Maintenance of the proprietary character of the Confidential Information, to the full extent feasible, is important to the Company;

                    (d) The Confidential Information is sufficiently secret as to derive economic value from not being generally known to others who could obtain economic value from its disclosure or use; and

                    (e) The Confidential Information is currently the subject of efforts by the Company to maintain its secrecy or confidentiality.

7.3 In order to protect the Confidential Information, the Employee agrees and covenants to perform as set forth in clauses (a) through (c) immediately following.

                    (a) The Employee shall hold the Confidential Information that is within his personal control in strictest confidence and shall not use or disclose such Confidential Information for so long as any such Confidential Information may remain confidential, secret or otherwise wholly or partially subject to protection, except:

                    (i)  In connection with his performance of the Services;

                    (ii) As required by a court of law, by any governmental
                         agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order the Employee to divulge, disclose or make accessible such information, provided, however, Employee shall promptly provide notice of a request for same to the Company;

                    (iii) In confidence to an attorney for the purpose of
                         obtaining legal advice; or (iv) If such Confidential Information becomes generally known to the public or trade without Employee's breach of this Section 7.

7.4      The Employee shall take all reasonable and appropriate steps to:

                    (a) Safeguard any Confidential Information within his personal control for so long as any such Confidential Information may remain confidential, secret or otherwise wholly or partially subject to protection, and

                    (b) Protect it against disclosure, misuse, espionage, loss and theft. 7.5 The Employee shall return to the Company upon termination of employment all materials then in his possession, custody or control belonging to the Company, including all Confidential Information that is in tangible form and that has come into his possession during his employment with the Company; provided, however, that nothing shall prevent the Employee's retaining personal correspondence files, personal diaries, calendars and rolodexes or information relating to compensation, equity positions or reimbursement of expenses, information he reasonably believes to be needed for tax purposes, or copies of plans, programs, agreements and arrangements relating to his employment, and other comparable materials.

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8        Rights to Inventions and Licenses

8.1 The Employee represents that there are no inventions, original works of authorship, developments, improvements and trade secrets made by the Employee prior to the Commencement Date (collectively referred to as "Prior Inventions"), which belong solely to the Employee or belong to the Employee jointly with another, which relate in any way to any of the Company's actual or proposed businesses, products or research and development and which are not assigned to the Company hereunder. If, in the course of Employee's employment with the Company, the Employee incorporates into a product, service or process of the Company a Prior Invention owned by the Employee or in which the Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, service or process.

8.2 The Employee agrees to promptly make full written disclosure to the Company and to hold in trust for the sole right and benefit of the Company any and all inventions, original works of authorship, developments, concepts, know-how, improvements and trade secrets, whether or not patentable or subject to registration under copyright or similar laws, which the Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the course of his employment with the Company that:

                  (a) Relate at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the Company;

                  (b) Result from or relate to any work performed for the Company, whether or not during normal business hours;

                  (c) Are developed on Company work time; or

                  (d) Are developed through the use of Confidential Information or the Company's equipment, software or other facilities or resources (items (a) through (d) being collectively referred to herein as "Inventions").

         The Employee hereby assigns to the Company or its designee all of the Employee's right, title and interest throughout the world in and to all Inventions, and the Employee acknowledges that all Inventions are "works made for hire" (to the greatest extent permitted by applicable law) and are fully compensated by the Employee's Salary, unless regulated otherwise by law.


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8.3      The Employee agrees to keep and maintain adequate and current written records of all Inventions made by the Employee (solely or jointly with others) during the course of his employment with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks and any other format. The records will be available to and remain the sole property of the Company at all times. The Employee agrees not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

8.4 The Employee agrees to assist the Company or its designee, at the Company's expense, in every way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask-work rights, moral rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordings and all other documents and instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions and any copyrights, patents, mask-work rights or other intellectual property rights relating thereto. The Employee further agrees that the obligation to execute or cause to be executed any such documents and instruments shall continue after the termination of Employee's employment with the Company until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable, because of the Employee's mental or physical incapacity or unavailability for any other reason, to secure the Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company as set forth above, then the Employee hereby irrevocably designates and appoints the Company (through its duly authorized officers and agents) as the Employee's agent and attorney in fact, to act for and on the Employee's behalf, to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by the Employee. The Employee hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which the Employee now or hereafter has for infringement of any and all proprietary rights assigned to the Company.

9        Essential Covenants

         The restrictions set out in Sections 6, 7 and 8 above are without prejudice to any other fiduciary duties owed to the Company or any other Group Company, whether express or implied. The Employee acknowledges that the covenants and undertakings in Sections 6, 7 and 8 are made for the benefit of the Company and all other Group Companies, and each of them shall be considered to be a third party beneficiary of such covenants and undertakings and, in the event of any breach thereof in relation to any such company, the applicable Group Company shall be entitled to enforce such breached covenant or undertaking directly against the Employee.


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

10       Employee Conduct

         The Employee hereby acknowledges that he has received, read and understands and agrees to comply in all respects with the Company's Corporate Policies Handbook, as it may be amended and supplemented from time to time, to the extent not inconsistent with the terms of this Agreement.

11       Remedies

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 6, 7 and 8 may be inadequate and that upon any breach or threatened breach, the Company or any other Group Company affected by such breach shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under those provisions without the necessity of proving the actual damage or the inadequacy of a legal remedy. The rights conferred by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which such company may have at law, in equity or otherwise.

12       Termination

12.1 The Company may at any time terminate this Agreement with immediate effect (or any such longer period of notice as the Company shall see fit) by giving the Employee written notice in any of the following events:

                    (a) If the Employee at the time the notice is given is prevented by reason of incapacity from appearing at his customary place of work and/or fully and properly performing his duties, and has been so prevented for at least a continuous period of 120 days or for an aggregate period of at least 120 days (whether or not, in either case, working days) in the preceding twelve months;

                    (b)  If the Employee shall have

                    (i) committed an act of fraud or dishonesty, been convicted of a serious crime or been guilty of gross misconduct (whether or not in any such case connected with the employment hereunder),

                    (ii) committed any material breach of, or, after having been given warning in writing, any repeated or continued breaches of, any of his duties hereunder or any of his express or implied obligations arising from this Agreement, including refusing to comply with any proper instructions given to him,

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

                    (iii) been guilty of conduct or permitted or suffered to
                         occur events or actions by others tending to bring the Company or any other Group Company into disrepute,

                    (iv) committed any act which materially and adversely
                         affects his ability to properly carry out his material duties hereunder,

                    (v) failed, after having been given warning in writing and an opportunity to cure, to have performed the material part of his duties to the satisfaction of his Supervisor, or

                    (vi) become bankrupt, claimed the benefit of any legislation for the time being in force for the relief of insolvent debtors, or proposed or made any arrangement or composition with his creditors.

12.2     Upon termination of the Agreement however arising:

         (a)  The Employee shall as soon as practicable upon the request of the
              Board:

                  (i) resign from all offices held by him in the Company or any other Group Company and from all other appointments or offices which he holds as nominee or representative of the Company or any other Group Company, and

                  (ii) terminate any powers of attorney, signatory powers or other authorizations which he may have received from the Company or any other Group Company, and, if he fails so to do, the Company is irrevocably authorized by the Employee to appoint some person in his name and on his behalf to execute such documents and to do such other things as are reasonably necessary to give effect to such resignations and terminations.

         (b) The Employee (or, if he shall be dead, of unsound mind or bankrupt, his personal representatives or such other persons as shall be appointed to administer his estate and affairs) shall deliver to the Company in accordance with the directions of the Board all computers, cell phones and other equipment belonging to the Company or any other Group Company, and all keys, security passes, credit cards, Documents and other property belonging to or relating to the businesses or affairs of the Company or any other Group Company, including all copies of all Company and Group Company Documents containing confidential information (and all copies, extracts or notes of any of the same) which may be in his possession or under his control (or that of his personal representatives or such other persons).

         (c) The Employee shall cooperate to the extent requested by the Board in the transfer of his duties and responsibilities to the person designated as his successor.

         (d) The Employee shall have no separate entitlement to any severance or similar payment in respect of the termination of his employment, however arising.

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

12.3     The Employee shall have no claim against the Company or any other Group
         Company:

         (a) by reason of the merger, consolidation, continuation, dissolution or liquidation of the Company, or the sale of all or substantially all of the assets of the Company, provided that the Employee shall have first been offered in writing a new appointment with the successor or surviving company (or, in the case of a Designated Company, with the Company or any other Group Company) on terms no less favorable to him than under this Agreement; or

         (b) in relation to any provision of the charter or other constituent documents of any Group Company, or any agreement, plan or arrangement, which (i) has the effect of requiring the Employee to sell or give up any shares, securities, options or rights at any price, or (ii) causes any options or other rights granted to him to become prematurely exercisable or lapse.

12.4 The Board may at any time suspend the Employee pending the making and completion of such investigation regarding the conduct of the Employee as it thinks fit. While the suspension continues, unless specifically otherwise provided in this Agreement, the Employee shall continue to receive the Salary and other benefits set out in this Agreement. During the period of suspension, neither the Company nor any other Group Company shall be obliged to provide work to the Employee and the Employee shall be required to comply with such conditions as the Company may reasonably specify in relation to remaining at or remaining away from the places of business of the Company and/or any other Group Company. Nothing in this Section 12.4 shall be deemed to prevent the Agreement from being terminated for cause pursuant to the terms of this Agreement during or after any such investigation, whether on the grounds of the matter being investigated or otherwise.

13       Notices

         Notices by either party:

         (a) must be in writing addressed to the Company or the Employee at their respective addresses set out at the commencement of this Agreement, or such other address as either may notify to the other from time to time; and

         (b) will be effectively served:

                  (i) on the day of receipt, where any hand-delivered letter (including any delivery by recognized overnight courier) or facsimile transmission is received on a business day before or during normal working hours;

                  (ii) on the following business day, where any hand-delivered letter (including any delivery by recognized overnight courier) or facsimile transmission is received either on a business day after normal working hours or on any other day; or

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

                  (iii) on the fifth business day following the day of mailing to an overseas address of any letter sent registered or certified mail.

14       General

14.1 This Agreement is in substitution for all contracts between the Company and any other Group Company and the Employee (whether written, oral or governed by a course of dealings) prior to the date hereof, each of which shall be deemed to have terminated with effect from the Commencement Date.

14.2 Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, and (b) references to one gender include all other genders.

14.3 The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

14.4 The waiver, express or implied, by either party of any right under this Agreement or any breach by the other shall not constitute or be deemed a waiver of any other right or breach under this Agreement or of the same right or breach on another occasion.

14.5 No amendment, change or addition to the terms of this Agreement shall be effective or binding on either the Company or the Employee unless reduced to writing and executed by both the Company and the Employee.

14.6 During the term of the Agreement, the Employee undertakes not to disclose or communicate any terms of this Agreement to any other employee of any Group Company or to any third party (other than for the purpose of obtaining professional advice or other than as required by applicable law, including the tax and securities laws and regulations of the United States).

14.7 Unless otherwise provided to the contrary herein, any provision of this Agreement that contemplates operation after the termination of the Agreement shall apply notwithstanding termination of the Agreement howsoever arising.

14.8 If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any jurisdiction.

14.9 This Agreement is governed by and is to be construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflict of laws principles thereof, and the Company and the Employee hereby submit to the non-exclusive jurisdiction of the courts of New York with respect to all matters relating to this Agreement.

14.10 In order to keep and maintain accurate records relating to the Employee's employment, it will be necessary for the Company to record, keep and process personal data relating to the Employee. This data may be recorded, kept and processed on computer and/or in hard copy form. To the extent that it is reasonably necessary in connection with the Employee's employment and the performance of the Company's responsibilities as an employer, it may be necessary for the Company to disclose this data to others.

         By signing this Agreement, the Employee consents to the recording, processing, use, disclosure, and transfer by the Company of personal data relating to him. This does not affect the Employee's rights to request copies of the personal data, information about how that data is processed and the names of the parties to whom the information may be properly disclosed in compliance with all applicable laws.

         For all purposes required by law, the Company has nominated the chief legal officer of the Company as its representative.


IN WITNESS WHEREOF the Parties have executed this Employment Agreement.

METROMEDIA INTERNATIONAL
TELECOMMUNICATIONS SERVICES, INC.


By: /S/  Mark S. Hauf
    ----------------------------------
    Mark S. Hauf
    President



DAVID LEE


    /S/ David Lee
--------------------------------------

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